                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-8 No. 333-__________) pertaining to the Stock Option Plan of Schuler Homes, Inc. and to the incorporation by reference therein of our report dated March 15, 1999, with respect to the consolidated financial statements of Schuler Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       Ernst & Young LLP

Honolulu, Hawaii
August 6, 1999